Exhibit 99.1

AgFeed Industries, Inc. Announces First Half Results

NEW YORK, August 10, 2010 AgFeed Industries, Inc. (Nasdaq: FEED, NYSE Alternext: ALHOG - News), one of the largest independent hog production and animal nutrient companies in China, today announced its results for the first half of 2010.  Revenue for the first half reached $90.5 million an increase of 26% compared to the first half of 2009.  Production volumes increased by 92% in the Company’s animal nutrition division, and decreased 15% in its Hog Division as compared to the same period in 2009.

During the second quarter the Company faced an extremely difficult operating environment as a result of a series of severe floods throughout its area of operations.  The floods led to significant operating disruptions on the Company’s farms and on the transportation infrastructure supporting the operations.  The movement of feed and live animals was severely disrupted.  These factors lead to the loss of over 16,000 live animals in addition to the planned culling of 3,000 sows.

Dr. Songyan Li, AgFeed’s Chairman stated, “In my life time I have never experienced flooding and devastation of the magnitude that we faced from late April into early June.  We are still in the process of repairing the infrastructure damaged in and around our facilities in Fujian, Jiangxi and Hainan.  I have been very proud of our team and the way that they have rallied to answer the challenge faced by our Company and nation.” Dr. Li went on to observe that “the domestic inventory of hogs has changed dramatically and we are already seeing a rapid rise in market prices; we are optimistic about our operating performance for the balance of the year.”

Mr. Junhong Xiong, AgFeed’s President added, “Our investment in our western farm projects in both Dahua and Xinyu continue apace as we simultaneously modernize our legacy farm system reducing the amount of personnel required on these farms.  In spite of the challenges that our customers faced throughout the recent months we have successfully brought our working capital accounts back in line by reducing our accounts receivable and accounts payable during the second quarter.”

Mr. Gerry Daignault, AgFeed’s COO emphasized, “While AgFeed has supported its customers with extended payment terms from time to time, in light of the industry wide operating pressures we limited this practice during the quarter and reduced accounts receivable by over $5.6 million from March 31st.  We also reduced our payables by approximately $3.4 million while also continuing our capital investment program to support of expansion in the an amount over $3.3 million.”

ABOUT AGFEED INDUSTRIES, INC.

NASDAQ Global Market Listed. AgFeed Industries (www.agfeedinc.com) is a U.S. company with its primary operations in China. AgFeed has two profitable business lines -- animal nutrients in premix, concentrates and complete feeds and hog production. AgFeed is one of China's largest commercial hog producers in terms of total annual hog production as well as one of the largest premix feed company in terms of revenues. China is the world's largest hog producing country that produced over 645 million hogs in 2009, compared to approximately 100 million hogs produced annually in the U.S. China also has the world's largest consumer base for pork consumption. Over 62% of total meat consumed in China is pork. Hog production in China enjoys income tax free status. The feed markets in which AgFeed operates represent a $20 billion segment of China's $58 billion per year animal feed market.

SAFE HARBOR DISCLOSURE NOTICE

This press release may contain forward-looking information about the Company. You can identify these statements by the fact that they use words such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans and prospects. Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the statements. For a list of factors that could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, including “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including “Cautionary Statement for Forward-Looking Statements,” set forth in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2010. Any forward-looking statement that the Company makes speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. The information contained in this press release is made as of the date of the press release, even if subsequently made available by the Company on its website or otherwise.

Contact:  Investor Relations: AgFeed Industries, Inc.     Tel: (917) 804-3584     Email: ir@agfeedinc.com

The Company's policy is to handle all questions by email to ir@agfeedinc.com and they will be answered as soon as possible.

AGFEED INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$37,661,955	$38,527,770	$90,521,022	$71,957,044

Cost of goods sold	35,102,677	33,306,111	81,642,462	60,931,980

Gross profit	2,559,278	5,221,659	8,878,560	11,025,064

Operating expenses
Selling expenses	983,317	999,342	2,013,940	1,863,209
General and administrative expenses	3,508,696	1,960,520	7,173,081	3,717,692
Total operating expenses	4,492,013	2,959,862	9,187,021	5,580,901

Income (loss) from operations	(1,932,735)	2,261,797	(308,461)	5,444,163

Non-operating income (expense):
Other expense	(354,534)	(189,205)	(450,907)	3,476
Interest income	38,062	52,554	86,073	113,116
Interest and financing costs	(139,930)	(624,514)	(264,841)	(777,428)
Foreign currency transaction gain (loss)	(34,437)	5,133	(20,634)	3,302

Total non-operating expense	(490,839)	(756,032)	(650,309)	(657,534)

Income (loss) before provision for income taxes	(2,423,574)	1,505,765	(958,770)	4,786,629

Provision for income taxes	641,139	285,958	1,094,719	501,508

Net income (loss) including noncontrolling interest	(3,064,713)	1,219,807	(2,053,489)	4,285,121

Less: Net income (loss) attributed to noncontrolling interest	(109,961)	(6,445)	(166,155)	40,029

Net income (loss) attributed to AgFeed	(2,954,752)	1,226,252	(1,887,334)	4,245,092

Other comprehensive income (loss)
Foreign currency translation gain (loss)	298,682	5,953	299,446	(147,901)

Comprehensive Income (loss)	$(2,656,070)	$1,232,205	$(1,587,888)	$4,097,191

Weighted average shares outstanding :
Basic	45,015,351	39,549,944	44,942,821	38,746,009
Diluted	45,015,351	41,446,344	44,942,821	39,581,891

Earnings (loss) per share attributed to AgFeed common stockholders:
Basic	$(0.07)	$0.03	$(0.04)	$0.11
Diluted	$(0.07)	$0.03	$(0.04)	$0.11

Earnings before interest, taxes, depreciation and amortization:

Net income (loss)	$(2,954,752)	$1,226,252	$(1,887,334)	$4,245,092
Interest	139,930	624,514	264,841	777,428
Taxes	641,139	285,958	1,094,719	501,508
Depreciation	764,034	672,253	1,575,933	1,282,959
Amortization	20,219	26,000	43,410	38,779
EDITDA	$(1,389,430)	$2,834,977	$1,091,569	6,845,766

EDITDA per share	$(0.03)	$0.07	$0.02	$0.18

AGFEED INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2010	2009
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$24,027,490	$37,580,154
Accounts receivable, net of allowance for doubtful accounts
of $609,980 and $415,765	17,415,553	14,397,793
Advances to suppliers	289,829	1,173,941
Other receivables	1,820,684	2,186,643
Inventory	27,287,750	23,835,412
Prepaid expenses	1,388,865	1,325,150
Debt issue costs	19,785	34,706

Total current assets	72,249,956	80,533,799

PROPERTY AND EQUIPMENT, net	33,913,168	26,991,851
CONSTRUCTION-IN-PROCESS	5,595,137	7,615,132
INTANGIBLE ASSETS, net	43,944,086	43,808,499
OTHER ASSETS	7,149,532	3,998,739

TOTAL ASSETS	$162,851,879	$162,948,020

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Short-term loan	$4,419,000	$4,401,000
Accounts payable	6,800,705	6,162,385
Other payables	2,282,587	1,892,858
Unearned revenue	328,855	582,266
Accrued expenses	144,092	83,649
Accrued payroll	734,515	975,485
Tax and welfare payable	472,577	396,370
Interest payable	155,614	120,419
Convertible notes, net of discount of $46,561	953,439	-

Total current liabilities	16,291,384	14,614,432

CONVERTIBLE NOTES, net of debt discount of $81,675	-	918,325

TOTAL LIABILITIES	16,291,384	15,532,757

COMMITMENTS AND CONTINGENCIES (Note 10)	-	-

EQUITY:
AgFeed stockholders' equity:
Common stock, $0.001 per share; 75,000,000 shares authorized;
45,420,558 issued and 45,053,263 outstanding at June 30, 2010
44,510,558 issued and 44,143,263 outstanding at December 31, 2009	45,421	44,511
Additional paid-in capital	112,903,436	109,281,086
Deferred compensation	(3,086,560)	-
Other comprehensive income	4,475,896	4,176,450
Statutory reserve	5,207,997	4,685,115
Treasury stock (367,295 shares)	(1,811,746)	(1,811,746)
Retained earnings	28,800,347	31,210,563
Total AgFeed stockholders' equity	146,534,791	147,585,979
Noncontrolling interest (deficit)	25,704	(170,716)
Total equity	146,560,495	147,415,263

TOTAL LIABILITIES AND EQUITY	$162,851,879	$162,948,020

AGFEED INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2010	2009
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) including noncontrolling interest	$(2,053,489)	$4,285,121
Adjustments to reconcile net income (loss) including noncontrolling interest to net cash provided by (used in) operating activities:
Depreciation	1,575,933	1,282,959
Amortization	43,410	38,779
Loss on disposal of assets	1,321,838	524,409
Stock based compensation	150,562	282,497
Issuance of common stock for services	751,440	-
Amortization of debt issuance costs	14,921	196,348
Amortization of discount on convertible debt	35,114	462,073
(Increase) / decrease in assets:
Accounts receivable	(2,945,382)	(5,163,082)
Other receivables	618,255	1,530,631
Inventory	(3,340,955)	(1,932,432)
Advances to suppliers	885,238	(171,112)
Prepaid expenses	(59,691)	(186,209)
Other assets	(3,121,456)	139,541
Increase / (decrease) in current liabilities:
Accounts payable	610,581	1,150,362
Other payables	(137,439)	(2,011,532)
Unearned revenue	(254,731)	(57,926)
Accrued expenses	58,106	138,378
Accrued payroll	(243,862)	(155,514)
Tax and welfare payable	74,277	(182,459)
Interest payable	35,195	(36,497)

Net cash provided by (used in) operating activities	(5,982,135)	134,335

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(7,637,841)	(6,336,942)
Purchase of intangible assets	-	(35,309)
Cash paid for purchase of subsidiaries	-	(1,266,374)
Cash from the sale of subsidiary	-	307,650

Net cash used in investing activities	(7,637,841)	(7,330,975)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the sale of common stock	-	10,000,000
Offering costs paid	-	(1,380,720)
Proceeds from short-term loans	-	4,541,500
Capital contributed by noncontrolling interest holders	401,282	118,664
Purchase of noncontrolling interest in majority owed hog farms	(406,103)	-

Net cash provided by (used in) financing activities	(4,821)	13,279,444

Effect of exchange rate changes on cash and cash equivalents	72,133	(10,101)

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(13,552,664)	6,072,703

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	37,580,154	24,839,378

CASH & CASH EQUIVALENTS, ENDING BALANCE	$24,027,490	$30,912,081

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$204,969	$147,982
Income taxes paid	$492,843	$416,012